Exhibit 1.1

1,822,463 Shares

Common Stock

(No Par Value)

UNDERWRITING AGREEMENT

September [    ], 2005

A.G. EDWARDS & SONS, INC.

    As Representative of the Several Underwriters

        c/o A.G. Edwards & Sons, Inc.

        One North Jefferson Avenue

        St. Louis, Missouri 63103

The undersigned, Hennessy Advisors, Inc., a California corporation (the “Company”), and the persons listed on Schedule I hereto (the “Selling Shareholders”), hereby address you as the representative (the “Representative”) of each of the persons, firms and corporations listed on Schedule II hereto (collectively, the “Underwriters”) and hereby confirm their agreement with the several Underwriters as follows:

1. Description of Shares. The Company proposes to issue and sell to the Underwriters 1,250,000 shares of its Common Stock, no par value per share, and the Selling Shareholders propose to sell to the Underwriters a total of 334,750 shares of the Company’s Common Stock, no par value per share, as set forth on Schedule I hereto (such 1,584,750 shares of Common Stock are herein collectively referred to as the “Firm Shares”). Solely for the purpose of covering over-allotments in the sale of the Firm Shares, the Company further proposes to grant to the Underwriters the right to purchase up to an additional 237,713 shares of Common Stock (the “Option Shares”), as provided in Section 3 of this Agreement. The Firm Shares and the Option Shares are herein sometimes referred to as the “Shares” and are more fully described in the Prospectus hereinafter defined.

2. Purchase, Sale and Delivery of Firm Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees and each Selling Shareholder agrees, severally and not jointly, to sell to the Underwriters, and each such Underwriter agrees, severally and not jointly, (a) to purchase from the Company and from each of the Selling Shareholders, pro rata, at a purchase price of $             per share, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto and (b) to purchase from the Company any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to Section 3 hereof.

The Company and the Selling Shareholders will deliver definitive certificates for the Firm Shares at the office of A.G. Edwards & Sons, Inc., 77 Water Street, New York, New York (“Edwards’ Office”), or such other place as you and the Company may mutually agree upon, for the accounts of the Underwriters against payment to the Company and the Selling Shareholders of the purchase price for the Firm Shares sold by them to the several Underwriters by wire transfer of immediately available funds payable to the order of the Company and the Selling Shareholders, as their respective interests may appear, and delivered to One North Jefferson Avenue, St. Louis, Missouri 63103, or at such other place as may be agreed upon between you and the Company (the “Place of Closing”), at 10:00 a.m., New York time, on                     , 2005, or at such other time and date not later than five full business days thereafter as you and the Company may agree, such time and date of payment and delivery being herein called the “Closing Date.”

The certificates for the Firm Shares so to be delivered will be made available to you for inspection at Edwards’ Office (or such other place as you and the Company may mutually agree upon) at least one full business day prior to the Closing Date and will be in such names and denominations as you may request at least forty-eight hours prior to the Closing Date.

It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares and the Option Shares, if any, which it has agreed to purchase.

It is understood that an Underwriter, individually, may (but shall not be obligated to) make payment on behalf of the other Underwriters whose funds shall not have been received prior to the Closing Date for Shares to be purchased by such Underwriter. Any such payment by an Underwriter shall not relieve the other Underwriters of any of their obligations hereunder.

It is understood that the Underwriters propose to offer the Shares to the public upon the terms and conditions set forth in the Registration Statement hereinafter defined.

The Company and the Selling Shareholders acknowledge and agree that the Underwriters have acted, and are acting, solely in the capacity of an arm’s-length contractual counterparty to the Company and the Selling Shareholders with respect to the offering of the Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Underwriters has advised, or is advising, the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions has been and will be performed solely for the benefit of the Underwriters and has not been and shall not be on behalf of the Company or any other person. It is understood that the offering price was arrived at through arm’s-length negotiations between the Underwriters and the Company and that such price was not set or otherwise determined as a result of expert advice rendered to the Company by any of the Underwriters. The Company and the Selling Shareholders acknowledge and agree that the Underwriters are acting as independent contractors, and any duties of the Underwriters arising out of this Agreement and the transactions completed hereby shall be contractual in nature and expressly set forth herein. Notwithstanding anything in this Underwriting Agreement to the contrary, the Company and the Selling Shareholders acknowledge that the Underwriters may have financial interests in the success of the offering contemplated hereby that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the Shares and the Underwriters have no obligation to disclose, or account to the Company or the Selling Shareholders for, any of such additional financial interests. The Company and the Selling Shareholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Shareholders may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

3. Purchase, Sale and Delivery of the Option Shares. The Company hereby grants an option to the Underwriters to purchase from it on a pro rata basis up to 237,713 Option Shares on the same terms and conditions as the Firm Shares; provided, however, that such option may be exercised only for the purpose of covering any over-allotments which may be made by them in the sale of the Firm Shares. No Option Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

The option is exercisable on behalf of the several Underwriters by you, as the Representative, at any time, and from time to time, before the expiration of 30 days from the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next day thereunder when The Nasdaq National Market is open for trading), for the purchase of all or part of the Option Shares covered thereby, by notice given by you to the Company in the manner provided in Section 13 hereof, setting forth the number of Option Shares as to which the Underwriters are exercising the option, and the date of delivery of said Option Shares, which date shall not be more than five business days after such notice unless otherwise agreed to by the parties. You may terminate the option at any time, as to any unexercised portion thereof, by giving written notice to the Company to such effect.

You, as the Representative, shall make such allocation of the Option Shares among the Underwriters as may be required to eliminate purchases of fractional Shares.

Delivery of the Option Shares with respect to which the option shall have been exercised shall be made to or upon your order at Edwards’ Office (or at such other place as you and the Company may mutually agree upon), against payment by you of the per share purchase price to the Company by wire transfer of immediately available funds. Such payment and delivery shall be made at 10:00 a.m., New York time, on the date designated in the notice given by you as above provided for (which may be the same as the Closing Date), unless some other date and time are agreed upon, which date and time of payment and delivery are called the “Option Closing Date.” The certificates for the Option Shares so to be delivered will be made available to you for inspection at Edwards’ Office at least one full business day prior to the Option Closing Date and will be in such names and denominations as you may request at least forty-eight hours prior to the Option Closing Date. On the Option Closing Date, the Company shall provide the Underwriters such representations, warranties, agreements, opinions, letters, certificates and covenants with respect to the Option Shares as are required to be delivered on the Closing Date with respect to the Firm Shares.

4. Representations, Warranties and Agreements of the Company and the Selling Shareholders. (a) The Company represents and warrants to and agrees with each Underwriter as of the date hereof and as of the Closing Date and each Option Closing Date, if any, that:

(i) A registration statement (Registration No. 333-126896) on Form S-1 with respect to the Shares, including a preliminary prospectus, and such amendments to such registration statement as may have been required to the date of this Agreement, has been carefully prepared by the Company pursuant to and in conformity with the requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations thereunder (the “1933 Act Rules and Regulations”) of the Securities and Exchange Commission (the “SEC”) and has been filed with the SEC under the 1933 Act. Copies of such registration statement, including any amendments thereto, each related preliminary prospectus (meeting the requirements of Rule 430 or 430A of the 1933 Act Rules and Regulations) contained therein, and the exhibits, financial statements and schedules thereto have heretofore been delivered by the Company to you. If such registration statement has not become effective under the 1933 Act, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective will be filed promptly by the Company with the SEC. If such registration statement has become effective under the 1933 Act, a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the 1933 Act Rules and Regulations will be filed promptly by the Company with the SEC in accordance with Rule 424(b) of the 1933 Act Rules and Regulations. The term “Registration Statement” as used herein means the registration statement as amended at the time it becomes effective under the 1933 Act (the “Effective Date”), including financial statements and all exhibits and, if applicable, the information deemed to be included by Rule 430A of the 1933 Act Rules and Regulations. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to such registration statement will be filed and must be declared effective before the offering of Shares may commence, the term “Registration Statement” as used herein means the registration statement as amended by said post-effective amendment. If an abbreviated registration statement is prepared and filed with the SEC in accordance with Rule 462(b) under the 1933 Act (an “Abbreviated Registration Statement”), the term “Registration Statement” as used in this Agreement includes the Abbreviated Registration Statement. The term “Prospectus” as used herein means (i) the prospectus as first filed with the SEC pursuant to Rule 424(b) of the 1933 Act Rules and Regulations, or (ii) if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date or (iii) if a Term Sheet or Abbreviated Term Sheet (as such terms are defined in Rule 434(b) and 434(c), respectively, of the 1933 Act Rules and Regulations) is filed with the SEC pursuant to Rule 424(b)(7) of the 1933 Act Rules and Regulations, the Term Sheet or Abbreviated Term Sheet and the last Preliminary Prospectus filed with the SEC prior to the time the Registration Statement became effective, taken together. The term “Preliminary Prospectus” as used herein shall mean a preliminary prospectus as contemplated by Rule 430 or 430A of the 1933 Act Rules and Regulations included at any time in the Registration Statement. The Preliminary Prospectus, if any, and the Prospectus delivered to the Underwriters for use in connection with the offering of the Shares will be identical to the respective version thereof created to be transmitted to the SEC for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T. For purposes of this Agreement, the words “amend,” “amendment,” “amended,” “supplement” or “supplemented” with respect to the Registration Statement or the Prospectus shall mean amendments or supplements to the Registration Statement or the Prospectus, as the case may be.

(ii) Neither the SEC nor any state or other jurisdiction or other regulatory body has issued, and neither is, to the knowledge of the Company, threatening to issue, any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the qualification or registration of the Shares for offering or sale in any jurisdiction nor instituted or, to the knowledge of the Company, threatened to institute proceedings for any such purpose. Each Preliminary Prospectus at its date of issue, the Registration Statement and the Prospectus and any amendments or supplements thereto contain or will contain, as the case may be, all statements which are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of, the 1933 Act and the 1933 Act Rules and Regulations. Neither the Registration Statement nor any amendment thereto, as of the applicable effective date, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and neither any Preliminary Prospectus furnished to the Underwriters for use in connection with the offering of the Shares, the Prospectus nor any supplement thereto contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company relating to the Underwriters by or on behalf of the Underwriters expressly for use in the preparation thereof (as provided in Section 14 hereof). There is no contract, agreement, understanding or arrangement, whether written or oral, or document required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

(iii) This Agreement and the agreements set forth on Schedule III (the “Material Agreements”) have each been duly authorized, executed and delivered by the Company and each constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity and except to the extent the enforceability of the indemnification and contribution provisions hereof and thereof may be limited by public policy considerations as expressed in the 1933 Act as construed by courts of competent jurisdiction (the “Exceptions”).

(iv) The Company and its subsidiaries, if any, have been duly organized and are validly existing as corporations in good standing under the laws of the states or other jurisdictions in which they are incorporated, with full power and authority (corporate and other) to own, lease and operate their properties and conduct their businesses as described in the Prospectus and, with respect to the Company, to execute and deliver, and perform the Company’s obligations under, this Agreement; the Company and its subsidiaries, if any, are duly qualified to do business as foreign corporations in good standing in each state or other jurisdiction in which their ownership or leasing of property or conduct of business legally requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect. The term “Material Adverse Effect” as used herein means any material adverse effect on the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Company and its subsidiaries, if any, taken as a whole.

(v) The Company has not sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree. Otherwise than as set forth in the Prospectus and, since the respective dates as of which information is given in the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company, otherwise than as set forth in the Prospectus.

(vi) The issuance and sale of the Shares and the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions herein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties or assets of the Company is subject, except to such extent as, individually or in the aggregate, does not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Company’s articles of incorporation or bylaws or any statute, rule, regulation or other law, or any order or judgment, of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the issuance and sale of the Shares or the consummation of the transactions contemplated hereby, except such as have been, or will be prior to the Closing Date, obtained under the 1933 Act or as may be required by the National Association of Securities Dealers, Inc. (the “NASD”) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

(vii) The Company has duly and validly authorized capital stock as set forth in the Prospectus; all outstanding shares of Common Stock of the Company and the Shares conform, or when issued will conform, to the description thereof in the Prospectus and have been, or, when issued and paid for in the manner described herein will be, duly authorized, validly issued, fully paid and non-assessable; and the issuance of the Shares to be purchased from the Company hereunder is not subject to preemptive or other similar rights, or any restriction upon the voting or transfer thereof pursuant to applicable law or the Company’s articles of incorporation, bylaws or governing documents or any agreement to which the Company is a party or by which it may be bound. All corporate action required to be taken by the Company for the authorization, issuance and sale of the Shares has been duly and validly taken. Except as disclosed in the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise to acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in, the Company. The Company does not have any indirect or direct subsidiaries.

(viii) The statements set forth in the Prospectus describing the Shares and this Agreement, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(ix) The Company is in possession of and is operating in compliance with all franchises, grants, authorizations, licenses, certificates, permits, easements, consents, orders and approvals (“Permits”) from all state, federal, foreign and other regulatory authorities, and has satisfied the requirements imposed by regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, that are required for the Company lawfully to own, lease and operate its properties and conduct its businesses as described in the Prospectus, and, the Company is conducting its business in compliance with all of the laws, rules and regulations of each jurisdiction in which it conducts its business, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; the Company has filed all notices, reports, documents or other information (“Notices”) required to be filed under applicable laws, rules and regulations, in each case, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; and, except as otherwise specifically described in the Prospectus, the Company has not received any notification from any court or governmental body, authority or agency, relating to the revocation or modification of any such Permit or, to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification (“Approvals”) from such regulatory authority is needed to be obtained by any of them, in any case where it could be reasonably expected that obtaining such Approvals or the failure to obtain such Approvals, individually or in the aggregate, would have a Material Adverse Effect.

(x) The Company has filed all necessary federal, state and foreign income and franchise tax returns and paid all taxes shown as due thereon; all such tax returns are complete and correct in all material respects; all tax liabilities are adequately provided for on the books of the Company except to such extent as would not have a Material Adverse Effect; the Company has made all necessary payroll tax payments and is current and up-to-date; and the Company has no knowledge of any tax proceeding or action pending or threatened against the Company which, individually or in the aggregate, might have a Material Adverse Effect.

(xi) Except as described in the Prospectus, the Company owns or possesses, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to conduct the business now operated by it, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(xii) The Company has good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances, restrictions and defects except such as are described in the Prospectus or do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property; and any property held under lease or sublease by the Company is held under valid, subsisting and enforceable leases or subleases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company; and the Company does not have any notice or knowledge of any material claim of any sort which has been, or may be, asserted by anyone adverse to the Company’s rights as lessee or sublessee under any lease or sublease described above, or affecting or questioning the Company’s rights to the continued possession of the leased or subleased premises under any such lease or sublease in conflict with the terms thereof.

(xiii) Except as described in the Prospectus, there is no factual basis for any action, suit or other proceeding involving the Company or any of its material assets for any failure of the Company, or any predecessor thereof, to comply with any requirements of federal, state or local regulation relating to air, water, solid waste management, hazardous or toxic substances, or the protection of health, safety or the environment. Except as described in the Prospectus, none of the property owned or leased by the Company is, to the best knowledge of the Company, contaminated with any waste or hazardous or toxic substances, and the Company may not be deemed an “owner or operator” of a “facility” or “vessel” which owns, possesses, transports, generates or disposes of a “hazardous substance” as those terms are defined in §9601 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et seq.

(xiv) The Company is duly and validly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”), and such registration is in full force and effect on the date hereof and will be in full force and effect on the Closing Date.

(xv) The Company is in compliance in all material respects with all presently applicable provisions of the Advisers Act and the rules and regulations thereunder.

(xvi) The Company has filed all documents (including, without limitation, registration statements, reports, prospectuses, proxy statements, and amendments and updates thereto) with respect to the operation of the Company as a registered investment adviser required to be prepared or filed by them with the SEC and any other governmental body, and have duly distributed such documents as required by applicable law other than failures to file or distribute which, either singly or in the aggregate, would not have a Material Adverse Effect. Each such document was in compliance in all material respects with applicable law when filed, or if amended as so amended, and, as of its date, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements set forth therein, in light of the circumstances in which such statements were made, not misleading.

(xvii) No labor disturbance exists with the employees of the Company or is imminent which, individually or in the aggregate, would have a Material Adverse Effect. None of the employees of the Company is represented by a union and, to the best knowledge of the Company, no union organizing activities are taking place. The Company has not violated any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, nor any applicable wage or hour laws, or the rules and regulations thereunder, or analogous foreign laws and regulations, which might, individually or in the aggregate, result in a Material Adverse Effect.

(xviii) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(xix) The Company maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, directors’ and officers’ insurance, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xx) The Company is not, nor with the giving of notice or lapse of time or both would it be, in default or violation with respect to its articles of incorporation or bylaws. The Company is not, nor with the giving of notice or lapse of time or both would it be, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties or assets of the Company is subject, or in violation of any statutes, laws, ordinances or governmental rules or regulations or any orders or decrees to which it is subject, which default or violation, individually or in the aggregate, would have a Material Adverse Effect. The Company has not, at any time during the past five years, (A) made any unlawful contributions to any candidate for any political office, or failed fully to disclose any contribution in violation of law, or (B) made any payment to any state, federal or foreign government official, or other person charged with similar public or quasi-public duty (other than payment required or permitted by applicable law).

(xxi) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect or which would materially and adversely affect the consummation of the transactions contemplated hereby or which is required to be disclosed in the Prospectus; to the best of the Company’s knowledge, no such proceedings are threatened or contemplated.

(xxii) The Company is not and, after giving effect to the offering and sale of the Shares, will not be a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company,” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended (the “1935 Act”).

(xxiii) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxiv) Pisenti & Brinker LLP and KPMG LLP, the accounting firms which have certified the financial statements filed with and as a part of the Registration Statement and Stonefield Josephson, Inc., the accounting firm that is currently engaged by the Company, are independent registered public accounting firms within the meaning of the 1933 Act and the 1933 Act Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board (“PCAOB”) of the United States. The Company

maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto. The consolidated financial statements and schedules of the Company, including the notes thereto, filed with and as a part of the Registration Statement or Prospectus, are accurate in all material respects and present fairly the financial condition of the Company as of the respective dates thereof and the consolidated results of operations and changes in financial position and consolidated statements of cash flow for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise disclosed therein. All adjustments necessary for a fair presentation of results for such periods have been made. The selected financial data included in the Registration Statement and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements. Any operating or other statistical data included in the Registration Statement and Prospectus comply in all material respects with the 1933 Act and the 1933 Act Rules and Regulations and present fairly the information shown therein and are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived. All non-GAAP financial information included in the Registration Statement or Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the 1933 Act.

(xxv) Except as disclosed in the Prospectus, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or the consummation of the transactions contemplated hereby and, except as disclosed in the Prospectus, no person has the right to require registration under the 1933 Act of any shares of Common Stock or other securities of the Company. No person has the right, contractual or otherwise, to cause the Company to permit such person to underwrite the sale of any of the Shares. Except for this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Shares.

(xxvi) The Company has not distributed and, prior to the later to occur of (i) the Closing Date or the Option Closing Date, if any, and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Preliminary Prospectus or the Prospectus.

(xxvii) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Company’s Common Stock, and the Company is not aware of any such action taken or to be taken by affiliates of the Company.

(xxviii) There is not currently and has not in the past been a failure on the part of the Company or any of its respective directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the rules and regulations promulgated in connection therewith, including Sections 302, 402 and 906, and the statements contained in any certification pursuant to such Act and related rules and regulations are complete and correct.

(xxix) The Company has established and maintains disclosure controls and procedures and internal control over financial reporting as are currently required (as such terms are defined in Rule 13a-15 and 15d-15 under the 1934 Act); the Company’s disclosure controls and procedures (i) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to management, including the principal executive and principal financial officer of the Company, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, and that such information is recorded, processed, summarized and reported, within the time periods specified in the 1934 Act Rules and Regulations; (ii) have been evaluated for effectiveness; and (iii) are effective in all material respects to perform the functions for which they were established.

(xxx) Except as discussed with the Company’s auditors and audit committee and as disclosed in the Prospectus, (i) there are no significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting and (ii) there is, and there has been, no fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting.

(xxxi) Since the date of the end of the last fiscal year for which audited financial statements are included in the Prospectus, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxxii) No relationship, direct or indirect, exists between or among the Company and any director, officer or stockholder of the Company, or any member of his or her immediate family, or any customers or suppliers which is required to be described in the Registration Statement or the Prospectus which is not so described and described as required in material compliance with such requirement. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any member of their respective immediate families, except as disclosed in the Registration Statement and the Prospectus. The Company has not, in violation of the Sarbanes-Oxley Act, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(xxxiii) To the best knowledge of the Company, no change in any laws or regulations is pending which could reasonably be expected to be adopted and if adopted, could reasonably be expected to have, individually or in the aggregate with all such changes, a Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

(xxxiv) The minute books of the Company have been made available to the Underwriters and contain a complete summary of all meetings and other actions of the directors and shareholders of the Company in all material respects, and reflect all transactions referred to in such minutes accurately in all material respects.

(xxxv) Neither the Company nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company, has, directly or indirectly, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee or to foreign or domestic political parties or campaigns from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxvi) The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money

Laundering Laws is pending, or to the knowledge of the Company, threatened.

(xxxvii) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, which, to the Company’s knowledge, will use such proceeds for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxviii) None of the mutual funds for which the Company serves as an investment advisor or manager has terminated or indicated, to the Company’s knowledge, an interest in terminating or amending its management or shareholder services agreements with the Company or otherwise modifying its relationship with the Company.

(b) Each Selling Shareholder severally represents and warrants to and agrees with each Underwriter and the Company as of the date hereof and as of the Closing Date, that:

(i) All consents, approvals, authorizations and orders necessary for the execution and delivery by it of this Agreement, and the Custody Agreement and Power of Attorney (as defined herein) and the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder and thereunder have been given and are in full force and effect on the date hereof and will be in full force and effect on the Closing Date. This Agreement and the Custody Agreement and Power of Attorney have been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and are the valid and legally binding obligations of such Selling Shareholder enforceable in accordance with their terms except as enforceability may be limited by the Exceptions.

(ii) Such Selling Shareholder has, or has the right to acquire upon the exercise of options held by the undersigned to purchase shares of Common Stock of the Company, and on the Closing Date will have good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder, free and clear of all liens, mortgages, pledges, encumbrances, claims, equities and security interests whatsoever, including any restriction on transfer other than pursuant to this Agreement and the Custody Agreement and Power of Attorney referred to herein, and now has, and on the Closing Date will have, full right, power and authority, and any approval required by law, to enter into this Agreement and the Custody Agreement and Power of Attorney and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder.

(iii) Upon delivery of and payment for such Shares hereunder, the several Underwriters will acquire good and valid title to such Shares to be sold by such Selling Shareholder hereunder, free and clear of all liens, mortgages, pledges, encumbrances, claims, equities and security interests whatsoever, including any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code; provided such Underwriters purchase such Shares without notice of any adverse claim.

(iv) The execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney by such Selling Shareholder, and the consummation by such Selling Shareholder of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of such Selling Shareholder under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which it is bound or to which any of the properties or assets of such Selling Shareholder is subject (or any certificate or articles of incorporation or bylaws, partnership agreement, trust document or articles of association of such Selling Shareholder, as applicable), or any order or decree, or statute, law, ordinance, rule or regulation applicable to such Selling Shareholder of any court or of any governmental agency, authority or body having jurisdiction over such Selling Shareholder or its properties or assets.

(v) Such Selling Shareholder does not have any knowledge and nothing has come to their attention that would lead them to believe that the Registration Statement or the Prospectus (or any amendment or supplement thereto) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The representations and warranties of such Selling Shareholder in the Custody Agreement and Power of Attorney are, and on the Closing Date will be, true and correct.

(vi) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or which might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock, and such Selling Shareholder is not aware of any such action taken or to be taken by affiliates of such Selling Shareholder.

(vii) When the Registration Statement becomes effective, such information in the Registration Statement and Prospectus and any amendments or supplements thereto as specifically relates to such Selling Shareholder will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(viii) All of the Shares to be sold by such Selling Shareholder hereunder have been, or upon issuance of the Shares pursuant to the exercise of options to purchase Common Stock held by such Selling Shareholder will before the Closing Date be, placed in the custody of Mellon Investor Services LLC (the “Custodian”) under a Custody Agreement and Power of Attorney in form and substance satisfactory to counsel for the Underwriters (the “Custody Agreement and Power of Attorney”), duly executed and delivered by such Selling Shareholder, with the Custodian having the authority to deliver the Shares to be sold by such Selling Shareholder hereunder, and such Selling Shareholder has duly executed and delivered the Custody Agreement and Power of Attorney appointing Neil J. Hennessy, Daniel B. Steadman and Teresa M. Nilsen as such Selling Shareholder’s agents and attorneys-in-fact (the “Attorneys-in-Fact”) with the Attorneys-in-Fact having authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholders as provided in Section 2, to authorize the delivery of the Shares to be sold by it hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and such Custody Agreement.

(ix) The Shares held in custody for such Selling Shareholder under the Custody Agreement and Power of Attorney are subject to the interests of the Underwriters hereunder, and the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Custodian and of the Attorneys-in-Fact under the Custody Agreement and Power of Attorney, are, except as specifically provided therein, irrevocable.

(x) The obligations of such Selling Shareholder hereunder and under the Custody Agreement and Power of Attorney shall not be terminated by any Selling Shareholder or operation of law, whether by the death or incapacity of any individual Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or, in the case of a partnership, corporation or other entity, upon any dissolution, winding up, distribution of assets or other event affecting the legal existence of such Selling Shareholder, or by the occurrence of any other event; and if any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation or other entity should dissolve, wind up or distribute assets or any other event affecting the legal existence of such Selling Shareholder should occur, or if any other such event should occur before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of each Selling Shareholder in accordance with the terms and conditions of this Agreement and of the Custody Agreement; and actions taken by the Custodian or by the Attorneys-in-Fact pursuant to the Custody Agreement and Power of Attorney shall be as valid as if such death, incapacity, termination, dissolution, winding up, distribution of assets or other event had not occurred, regardless of whether or not the Custodian or Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution, winding up, distribution of assets or other event.

(xi) Such Selling Shareholder is not prompted to sell shares of Common Stock by any information concerning the Company which is not included in the Registration Statement.

(c) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of a Selling Shareholder as such and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Shareholder to each Underwriter as to the matters covered thereby.

5. Additional Covenants. The Company and, where expressly indicated, the Selling Shareholders, covenant and agree with the several Underwriters that:

(a) The Company will timely transmit copies of the Prospectus, and any amendments or supplements thereto, or a Term Sheet or Abbreviated Term Sheet, as applicable, to the SEC for filing pursuant to Rule 424(b) of the 1933 Act Rules and Regulations.

(b) The Company will deliver to the Representative and to counsel for the Underwriters (i) one signed copy of the Registration Statement as originally filed, including copies of exhibits thereto (other than any exhibits incorporated by reference therein), of any amendments and supplements to the Registration Statement and (ii) a signed copy of each consent and certificate included or incorporated by reference in, or filed as an exhibit to, the Registration Statement as so amended or supplemented; the Company will deliver to the Underwriters through the Representative as soon as practicable after the date of this Agreement as many copies of the Prospectus as the Representative may reasonably request for the purposes contemplated by the 1933 Act; if the Registration Statement is not effective under the 1933 Act, the Company will use its best efforts to cause the Registration Statement to become effective as promptly as possible, and it will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement has become effective; the Company will promptly advise the Representative of any request of the SEC for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and of the issuance by the SEC or any state or other jurisdiction or other regulatory body of any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the qualification or registration of the Shares for offering or sale in any jurisdiction, and of the institution or threat of any proceedings therefor, of which the Company shall have received notice or otherwise have knowledge prior to the completion of the distribution of the Shares; and the Company will use its best efforts to prevent the issuance of any such stop order or other order and, if issued, to secure the prompt removal thereof.

(c) The Company will not file any amendment or supplement to the Registration Statement, the Prospectus (or any other prospectus relating to the Shares filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations that differs from the Prospectus as filed pursuant to such Rule 424(b)), of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected (unless the Company shall have determined based upon the advice of counsel that such amendment or supplement is required by law) or which is not in compliance with the 1933 Act Rules and Regulations; and the Company will promptly notify you after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed.

(d) During the period when a prospectus relating to any of the Shares is required to be delivered under the 1933 Act by any Underwriter or dealer, the Company will comply, at its own expense, with all requirements imposed by the 1933 Act and the 1933 Act Rules and Regulations, as now and hereafter amended, and by the rules and regulations of the SEC thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealing in the Shares during such period in accordance with the provisions hereof and as contemplated by the Prospectus.

(e) If, during the period when a prospectus relating to any of the Shares is required to be delivered under the 1933 Act by any Underwriter or dealer, (i) any event relating to or affecting the Company or of which the Company shall be advised in writing by the Representative shall occur as a result of which, in the opinion of the Company or the Representative, the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act or the 1934 Act Rules and Regulations, the Company will forthwith at its expense prepare and file with the SEC, and furnish to the Representative a reasonable number of copies of, such amendment or supplement or other filing that will correct such statement or omission or effect such compliance.

(f) During the period when a prospectus relating to any of the Shares is required to be delivered under the 1933 Act by any Underwriter or dealer, the Company will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Representative may reasonably designate and will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation or shall be required to qualify as a dealer in securities or to file a general consent to service of process under the laws of any jurisdiction.

(g) In accordance with Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Rules and Regulations, the Company will make generally available to its security holders and to holders of the Shares, as soon as practicable, an earning statement (which need not be audited) in reasonable detail covering the 12 months beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of the Registration Statement.

(h) The Company will furnish or make available to its security holders annual reports containing financial statements audited by independent registered public accountants and quarterly reports containing financial statements and financial information which may be unaudited. The Company will, for a period of two years from the Closing Date, furnish or make available to the Underwriters at their principal executive offices a reasonable number of copies of annual reports, quarterly reports, current reports and copies of all other documents, reports and information furnished by the Company to its shareholders or filed with any securities exchange or market pursuant to the requirements of such exchange or market or with the SEC pursuant to the 1933 Act or the 1934 Act. The Company will deliver to the Underwriters similar reports with respect to any significant subsidiaries, as that term is defined in the 1933 Act Rules and Regulations, which are not consolidated in the Company’s financial statements. Any report, document or other information required to be furnished under this paragraph (h) shall be furnished as soon as practicable after such report, document or information becomes available.

(i) During the period beginning from the date of this Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Shares, as determined by the Underwriters, and (ii) 90 days after the date of the Prospectus, the Company will not, without the prior written consent of the Representative, offer for sale, sell or enter into any agreement to sell, or otherwise dispose of, any equity securities of the Company, except for the Shares or pursuant to the Hennessy Advisors, Inc. 2001 Omnibus Plan as in existence as of the date of the Prospectus.

(j) The Company will apply the proceeds from the sale of the Shares as set forth in the description under “Use of Proceeds” in the Prospectus, which description complies in all respects with the requirements of Item 504 of Regulation S-K.

(k) The Company will promptly provide you with copies of all correspondence to and from, and all documents issued to and by, the SEC in connection with the registration of the Shares under the 1933 Act.

(l) Prior to the Closing Date (and, if applicable, the Option Closing Date), the Company will furnish to you, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

(m) Prior to the Closing Date (and, if applicable, the Option Closing Date), neither the Company nor any Selling Shareholder will issue any press releases or other communications directly or indirectly and will hold no press conferences with respect to the Company or any of its subsidiaries, the financial condition, results of operations, business, properties, assets or liabilities of the Company or any of its subsidiaries, or the offering of the Shares, without your prior written consent.

(n) The Company will use its best efforts to obtain approval for, and maintain the quotation of the Shares on, The Nasdaq National Market.

(o) The Company will cause its directors and officers and each holder of 5% of shares of Common Stock or securities convertible into or exercisable or exchangeable for, shares of Common Stock, to furnish to you, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree not to, and the Company will not, and will not publicly announce any intention to, during the period ending 90 days after the date of the Prospectus, without the prior written consent of A.G. Edwards & Sons, Inc., on behalf of the Underwriters, directly or indirectly, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (3) file any registration statement with the SEC relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the sale of the Shares to the Underwriters, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Representative has been advised in writing; provided that the underlying shares of Common Stock issued to any Selling Shareholder subject to Section 5(w)(iv) or other person who has delivered a lock-up agreement pursuant to this Section 5(o) hereto shall continue to be subject to the restrictions contained in the immediately preceding paragraph, Section 5(w)(iv) or such lock-up agreement, as applicable; (c) the issuance by the Company of shares of Common Stock or options to purchase shares of Common Stock to, or the repurchase by the Company of unvested shares of Common Stock upon termination of service from, an employee, director, consultant other service provider, pursuant to the Company’s stock incentive plans in effect on the date hereof; provided that the shares of Common Stock or options to purchase shares of Common Stock issued to the Company’s directors and executive officers shall be subject to the restrictions contained in the lock-up agreements delivered pursuant to this Section 5(o); and (d) the filing by the Company of any registration statement with the Commission on Form S-8 relating to the offering of securities pursuant to the terms of a stock incentive plan of the Company in effect on the date hereof.

Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Representative and the Selling Shareholders of any earnings release, news or event that may give rise to an extension of the initial 90-day restricted period.

(p) The Company and its subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls which provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorization, (2) transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in conformity with generally accepted accounting principles and to maintain accountability for the assets of the Company and its subsidiaries, (3) access to the assets of the Company and its subsidiaries is permitted only in accordance with management’s general or specific authorization, and (4) the recorded accounts of the assets of the Company and its subsidiaries are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(q) If the Company elects to rely on Rule 462(b) under the 1933 Act, the Company shall both file an Abbreviated Registration Statement with the SEC in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the 1933 Act by the earlier of (i) 10:00 p.m., New York time, on the date of this Agreement, and (ii) at such later date and time as may be approved by the Representative.

(r) If at any time during the 90-day period after the Registration Statement becomes effective, any publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such publication or event.

(s) During a period of 90 days from the Effective Date, the Company shall not, without the consent of A.G. Edwards & Sons, Inc., file a registration statement under the 1933 Act except for any registration statement registering shares under any employee benefit plan.

(t) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002, and will use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act of 2002.

(u) Each of the Selling Shareholders severally agrees with the several Underwriters as follows:

(i) Such Selling Shareholder will cooperate to the extent necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest possible time.

(ii) Such Selling Shareholder will deliver to the Underwriters on the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof), and will pay any transfer taxes on the transfer or sale of the Shares being sold by such Selling Shareholder to the Underwriters.

(iii) Such Selling Shareholder will do or perform all things required to be done or performed by such Selling Shareholder prior to the Closing Date to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

(iv) The Selling Shareholders will not, and will not publicly announce any intention to, during the period ending 90 days after the date of the Prospectus, without the prior written consent of A.G. Edwards & Sons, Inc., on behalf of the Underwriters, directly or indirectly (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

The restrictions contained in the preceding paragraph shall not apply to (a) the sale of the Shares to the Underwriters, including the exercise of any options to purchase Common Stock in connection therewith, (b) transfers by a Selling Shareholder of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or for no consideration and transfers by a Selling Shareholder by will or intestate, provided that in each case, each recipient of such shares or convertible securities agrees in writing to be subject to the restrictions described in the immediately preceding paragraph and no filing by any party with the SEC shall be required or shall be voluntarily made in connection with such transfer; (c) transfers by a Selling Shareholder to any trust, partnership or limited liability company for the direct or indirect benefit of such person and/or the immediate family of such Selling Shareholder for estate planning purposes, provided that (i) the trustee of the trust, partnership or the limited liability company, as the case may be, agrees in writing to be subject to the restrictions described in the immediately preceding paragraph, (ii) any such transfer shall not involve a disposition for value, and (iii) no filing by any party with the SEC shall be required or shall be voluntarily made in connection with such transfer; and (d) the exercise of outstanding options or warrants by a Selling Shareholder; provided that the underlying shares of Common Stock will be subject to the restrictions described in the immediately preceding paragraph upon exercise or conversion.

In addition, each Selling Shareholder, agrees that, without the prior written consent of A.G. Edwards & Sons, Inc. on behalf of the Underwriters, it will not, and will not publicly announce the intention to, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. Each Selling Shareholder also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Shares held by such Selling Shareholder except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(v) Except as stated in this Agreement and in the Preliminary Prospectus and the Prospectus, such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(vi) Such Selling Shareholder will advise you or cause the Company to advise you promptly, and if requested by you, will confirm or cause the Company to confirm such advice in writing, within the period of time referred to in Section 5(d) hereof, of any change in the Company’s condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow or of any change in information relating to such Selling Shareholder or the Company or any new information relating to the Company or relating to any matter stated in the Prospectus or any amendment or supplement thereto which comes to the attention of such Selling Shareholder that suggests that any statement made in the Registration Statement or the Prospectus (as then amended or supplemented, if amended or supplemented) is or may be untrue in any material respect or that the Registration Statement or Prospectus (as then amended or supplemented, if amended or supplemented) omits or may omit to state a material fact or a fact necessary to be stated therein in order to make the statements therein not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented, if amended or supplemented) in order to comply with the 1933 Act or any other law.

6. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Shares, as provided herein, shall be subject to the accuracy, as of the date hereof and as of the Closing Date (and, if applicable, the Option Closing Date), of the representations and warranties of the Company and the Selling Shareholders contained herein, to the performance by the Company and the Selling Shareholders of their covenants and obligations hereunder, and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective not later than 1:00 p.m., New York time, on the date hereof, or, with your consent, at a later date and time, not later than 1:00 p.m., New York time, on the first business day following the date hereof, or at such later date and time as may be approved by the Representative; if the Company has elected to rely on Rule 462(b) under the 1933 Act, the Abbreviated Registration Statement shall have become effective not later than the earlier of (x) 10:00 p.m. New York time, on the date hereof, or (y) at such later date and time as may be approved by the Representative. All filings required by Rule 424 and Rule 430A of the 1933 Act Rules and Regulations shall have been made. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened or contemplated by the SEC, and any request of the SEC for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

(b) No Underwriter shall have advised the Company on or prior to the Closing Date (and, if applicable, the Option Closing Date), that the Registration Statement or Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) On the Closing Date (and, if applicable, the Option Closing Date), you shall have received the opinion of Foley & Lardner LLP, counsel for the Company, addressed to you and dated the Closing Date (and, if applicable, the Option Closing Date), to the effect that:

(i) The Registration Statement and all post-effective amendments thereto and the Abbreviated Registration Statement, if any, have become effective under the 1933 Act; any required filing of the Prospectus or any supplement thereto pursuant to Rule 424(b) or otherwise has been made in the manner and within the time period required thereby; and, to the knowledge of such counsel, no stop or other order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act or under the securities laws of any jurisdiction.

(ii) The Registration Statement and the Prospectus, and each amendment or supplement thereto (including any document incorporated by reference into the Prospectus), as of their respective effective or issue date, comply as to form in all material respects to the requirements of Form S-1 under the 1933 Act and the applicable 1933 Act Rules and Regulations (except that such counsel need express no opinion as to the financial statements or other financial data).

(iii) The descriptions in the Registration Statement and Prospectus of statutes, laws, ordinances, rules, regulations, legal or governmental proceedings, contracts and other documents are accurate in all material respects.

(iv) This Agreement and the Material Agreements have each been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by each party thereto other than the Company and the Selling Shareholders, each constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by the Exceptions.

(v) The Company and its subsidiaries, if any, have been duly organized and are validly existing as corporations in good standing under the laws of the states or other jurisdictions in which they are incorporated, with full power and authority (corporate and other) to own, lease and operate their properties and conduct their businesses as described in the Prospectus and, with respect to the Company, to execute and deliver, and perform the Company’s obligations under, this Agreement; the Company and its subsidiaries, if any, are duly qualified to do business as foreign corporations in good standing in each state or other jurisdiction in which their ownership or leasing of property or conduct of business legally requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect.

(vi) To our knowledge, the Company does not have any subsidiaries, direct or indirect.

(vii) The issuance and sale of the Shares and the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions herein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the properties or assets of the Company is subject, except to such extent as, individually or in the aggregate, does not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Company’s articles of incorporation or bylaws or any statute, rule, regulation or other law, or any order or judgment known to such counsel, of any court or governmental agency or body having jurisdiction over the Company or any of its properties.

(viii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required in connection with the execution, delivery and performance of this Agreement, and the issuance and sale of the Shares or the consummation of the transactions contemplated hereby, except such as have been obtained or may be required under the 1933 Act or the 1933 Act Rules and Regulations and have been obtained, or as may be required by the NASD or under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

(ix) To the knowledge of such counsel and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect; and, to the knowledge of such counsel, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(x) The Company has duly and validly authorized capital stock as set forth in the column entitled “Actual” under the caption “Capitalization” in the Prospectus; all outstanding shares of Common Stock of the Company and the Shares conform, or when issued will conform, as to legal matters to the description thereof in the Prospectus and have been duly authorized, validly issued, fully paid and non-assessable; and the Shares to be sold by the Company have been duly authorized and, when delivered and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable. All corporate action required to be taken by the Company for the authorization, issue and sale of the Shares has been duly and validly taken. The Shares are duly authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on The Nasdaq National Market. The form of specimen certificate representing the Shares filed as an exhibit to the Company’s registration statement on Form 8-A complies with all applicable statutory requirements and the Company’s organization documents. The issuance of the Shares to be purchased from the Company hereunder is not subject to preemptive or other similar rights, or any restriction upon the voting or transfer thereof pursuant to applicable law or the articles of incorporation, bylaws or governing documents of the Company or to such counsel’s knowledge, any agreement to which the Company is a party or by which it may be bound; and, to such counsel’s knowledge, except as described in the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise acquire any shares of, or any security convertible into or exercisable or exchangeable for, the capital stock of, or other ownership interest in, the Company.

(xi) To the knowledge of such counsel, the Company holds all licenses and approvals from all state, federal and other regulatory authorities necessary to conduct its investment advisory business, and, to the knowledge of such counsel, the Company is conducting its investment advisory business in compliance in all material respects with the Investment Advisors Act of 1940, as amended, and the rules and regulations thereunder.

(xii) The statements made in the Prospectus under the captions “Risk Factors,” “Price Range of Common Stock,” “Dividend Policy,” “Business,” “Description of Capital Stock,” “Indemnification of Directors and Officers” and “Recent Sales of Unregistered Securities,” to the extent that they constitute summaries of documents referred to therein or matters of law or legal conclusions, have been reviewed by such counsel and are accurate in all material respects and fairly describe the documents, statutes or regulations addressed thereby.

(xiii) To the knowledge of such counsel, there are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to

be filed as an exhibit to the Registration Statement which are not described or filed as required.

(xiv) The Company is not and, after giving effect to the offering and sale of the Shares, will not be a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company,” as such terms are defined in the 1935 Act.

(xv) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the 1940 Act.

(xvi) To the knowledge of such counsel, all the shares of capital stock of the Company issued subsequent to September 30, 2001 were issued and sold in compliance with the registration provisions of Section 5 of the 1933 Act.

(xvii) To the knowledge of such counsel and except as disclosed in the Prospectus, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or the consummation of the transactions contemplated hereby and, except as disclosed in the Prospectus, no person has the right to require registration under the 1933 Act of any shares of Common Stock or other securities of the Company.

Such counsel shall confirm that during the preparation of the Registration Statement and Prospectus, such counsel participated in conferences with the Representative and its counsel and with officers and representatives of the Company and its independent registered public accountants, at which conferences the contents of the Registration Statement and the Prospectus were discussed, reviewed and revised. On the basis of the information which was developed in the course thereof, considered in light of such counsel’s understanding of applicable law and the experience gained by such counsel through their practice thereunder, without such counsel assuming responsibility for the accuracy and completeness of such statements except to the extent expressly provided above, such counsel shall confirm that nothing came to their attention that would lead them to believe that either the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Prospectus or any amendment or supplement thereto as of its respective issue date and as of the Closing Date, or, if applicable, the Option Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements or other financial data as to which such counsel need express no opinion).

In rendering the foregoing opinion, such counsel may rely, (1) as to matters involving laws of any jurisdiction other than jurisdictions in which they are admitted or of the United States and to the extent specified in such opinion, upon opinions addressed to the Underwriters of other counsel satisfactory to them and Morgan, Lewis & Bockius LLP, and (2) as to all matters of fact, upon certificates and written statements of the executive officers of, and independent registered public accountants for, the Company, provided, in either case, that such counsel shall state in their opinion that they and the Underwriters are justified in relying thereon.

(d) On the Closing Date (and, if applicable, the Option Closing Date), you shall have received the opinion of Foley & Lardner LLP, counsel to the Selling Shareholders, addressed to you and dated the Closing Date (and, if applicable, the Option Closing Date), to the effect that:

(i) The Custody Agreement and Power of Attorney has been duly executed and delivered by such Selling Shareholders and constitutes a legal, valid and binding agreement of such Selling Shareholders enforceable in accordance with its terms.

(ii) This Agreement has been duly authorized, executed and delivered on behalf of the Selling Shareholders, and assuming due authorization, execution and delivery by each party thereto other than the Company and the Selling Shareholders, is a legal, valid and binding obligation of the Selling Shareholders enforceable against the Selling Shareholders in accordance with its terms, except as enforceability may be limited by the Exceptions. The execution and delivery of this Agreement and the Custody Agreement and Power of Attorney by such Selling Shareholders, the consummation by such Selling Shareholders of the transactions contemplated herein and therein and the fulfillment by such Selling Shareholders of the terms hereof and thereof will not result in a breach or violation of any terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of such Selling Shareholders under (A) any bond, debenture, note or other evidence of indebtedness or any indenture, mortgage, deed of trust, sale and leaseback arrangement, joint venture or any other agreement or instrument to which any such Selling Shareholder is a party, or by which it is bound or to which any of the properties or assets of any such Selling Shareholder is subject (and which has been identified by such Selling Shareholder in a certificate as material), (B) any certificate or articles of incorporation or bylaws, partnership agreement, trust document or articles of association of any such Selling Shareholder, as applicable, or (C) any order or decree, or statute, law, ordinance, rule or regulation applicable to any such Selling Shareholder of any court or of any governmental agency, authority or body having jurisdiction over any such Selling Shareholder or its properties known to such counsel.

(iii) Each Selling Shareholder has full legal right, power and authority, and any approval required by law (other than as required by the 1933 Act, the NASD and state securities and Blue Sky Laws) to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder.

(iv) No consent, approval, authorization or order of any court, or governmental agency or body is required for consummation of the transactions contemplated by this Agreement in connection with the Shares to be sold by each Selling Shareholder hereunder except such as have been obtained or may be required under the 1933 Act or the 1933 Act Rules and Regulations or as may be required by the NASD or under state securities laws.

(v) Delivery of the Shares to be sold by each Selling Shareholders and payment by the Underwriters of the purchase price therefor will pass good and valid title to such Shares free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code to each Underwriter who purchases such Shares without notice of any adverse claim.

In rendering the foregoing opinion, such counsel may rely, (1) as to matters involving laws of any jurisdiction other than jurisdictions in which they are admitted or of the United States and to the extent specified in such opinion, upon opinions addressed to the Underwriters of other counsel satisfactory to them and Morgan, Lewis & Bockius LLP, and (2) as to all matters of fact, upon certificates and written statements of the Selling Shareholders, provided, in either case, that such counsel shall state in their opinion that they and the Underwriters are justified in relying thereon.

(e) You shall have received on the Closing Date (and, if applicable, the Option Closing Date), from Morgan, Lewis & Bockius LLP, counsel to the Underwriters, such opinion or opinions, dated the Closing Date (and, if applicable, the Option Closing Date) with respect to such matters as you may reasonably require; and the Company and Selling Shareholders shall have furnished to such counsel such documents as they reasonably request for the purposes of enabling them to review or pass on the matters referred to in this Section 6 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained.

(f) You shall have received at or prior to the Closing Date from Morgan, Lewis & Bockius LLP, a memorandum or memoranda, in form and substance satisfactory to you, with respect to the qualification for offering and sale by the Underwriters of the Shares under state securities or Blue Sky laws of such jurisdictions as the Underwriters may have designated to the Company.

(g) On the business day immediately preceding the date of this Agreement and on the Closing Date (and, if applicable, the Option Closing Date), you shall have received from each of Pisenti & Brinker LLP, KPMG LLP and Stonefield Josephson, Inc., a letter or letters, dated the date of this Agreement and the Closing Date (and, if applicable, the Option Closing Date), respectively, in form and substance satisfactory to you, confirming that they are independent registered public accountants with respect to the Company within the meaning of the 1933 Act and the published Rules and Regulations and the rules and regulations of the PCAOB, and stating the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) Except as contemplated in the Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and (ii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, or entered into any transactions, and there shall not have been any change in the capital stock or short-term or long-term debt of the Company and its subsidiaries or any change, or any development involving or which might reasonably be expected to involve a prospective change in the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Company or its subsidiaries, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material or adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Closing Date (and, if applicable, the Option Closing Date) on the terms and in the manner contemplated in the Prospectus.

(i) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the American Stock Exchange or The Nasdaq National Market or the establishing on such exchanges or market by the SEC or by such exchanges or markets of minimum or maximum prices which are not in force and effect on the date hereof; (ii) a suspension or material limitation in trading in the Company’s securities on The Nasdaq National Market or the establishing on such market by the SEC or by such market of minimum or maximum prices which are not in force and effect on the date hereof; (iii) a general moratorium on commercial banking activities declared by either federal or any state authorities; (iv) the outbreak or escalation of hostilities or acts of terrorism involving the United States or the declaration by the United States of a national emergency or war, which in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus; or (v) any calamity or crisis, change in national, international or world affairs, including without limitation as a result of terrorist activities after the date hereof, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, which in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus.

(j) You shall have received certificates, dated the Closing Date (and, if applicable, the Option Closing Date) and signed by the President and the Chief Financial Officer of the Company, in their capacities as such, stating that:

(i) the condition set forth in Section 6(a) has been fully satisfied;

(ii) they have carefully examined the Registration Statement and the Prospectus as amended or supplemented and nothing has come to their attention that would lead them to believe that either the Registration Statement or the Prospectus, or any amendment or supplement thereto as of their respective effective, issue or filing dates, contained, and the Prospectus as amended or supplemented and, at such Closing Date, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(iii) since the Effective Date, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been so set forth;

(iv) all representations and warranties made herein by the Company are true and correct at such Closing Date, with the same effect as if made on and as of such Closing Date, and all agreements herein to be performed or complied with by the Company on or prior to such Closing Date have been duly performed and complied with by the Company;

(v) neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

(vi) except as disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, other than in the ordinary course of business, or entered into any transactions not in the ordinary course of business, which in either case are material to the Company or such subsidiary; and there has not been any change in the capital stock or material increase in the short-term debt or long-term debt of the Company or any of its subsidiaries or any material adverse change or any development involving or which may reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Company and its subsidiaries taken as a whole; and there has been no dividend or distribution of any kind, paid or made by the Company on any class of its capital stock;

(vii) there has not been any material change or decrease specified in the income statement line items or balance sheet items specified in the letter or letters delivered to the Underwriters referred to in Section 6(g) above on the Closing Date (and, if applicable, the Option Closing Date), except those changes and decreases that are disclosed therein; and

(viii) covering such other matters as you may reasonably request.

(k) You shall have received certificates, dated the Closing Date (and, if applicable, the Option Closing Date) signed by each of the Selling Shareholders, stating that (i) all representations and warranties made herein by such Selling Shareholder are true and correct at such Closing Date, with the same effect as if made on and as of such Closing Date, and all agreements herein to be performed or complied with by such Selling Shareholder on or prior to such Closing Date have been duly performed or complied with by such Selling Shareholder and (ii) covering such other matters as you may reasonably request.

(l) The Company and each of the Selling Shareholders shall not have failed, refused, or been unable, at or prior to the Closing Date (and, if applicable, the Option Closing Date) to have performed any agreement on their part to be performed or any of the conditions herein contained and required to be performed or satisfied by them at or prior to such Closing Date.

(m) The Company and the Selling Shareholders shall have furnished to you at the Closing Date (and, if applicable, the Option Closing Date) such further information, opinions, certificates, letters and documents as you may have reasonably requested.

(n) The Shares shall have been approved for trading upon official notice of issuance on The Nasdaq National Market.

(o) You shall have received duly and validly executed letter agreements referred to in Section 5(o) hereof.

(p) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.

All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and to Morgan, Lewis & Bockius LLP, counsel for the several Underwriters. The Company and Selling Shareholders will furnish you with such signed and conformed copies of such opinions, certificates, letters and documents as you may request.

If any of the conditions specified above in this Section 6 shall not have been satisfied at or prior to the Closing Date (and, if applicable, the Option Closing Date) or waived by you in writing, this Agreement may be terminated by you on notice to the Company and the Selling Shareholders.

7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter for and against any losses, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement, the Prospectus or any amendment or supplement thereto, (B) in any blue sky application or other document executed by the Company or based on any information furnished in writing by the Company, filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (the “Blue Sky Application”) or (C) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus or any amendment or supplement thereto or in any Blue Sky Application or in any Marketing Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and that is included as part of or referred to in any loss, damage or liabilities (or actions or claims in respect thereof) arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, damage or liabilities (or actions or claims in respect thereof) resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and will reimburse each Underwriter promptly upon demand for any legal or other expenses incurred by such Underwriter in connection with investigating, preparing, pursuing or defending against or appearing as a third party witness in connection with any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(d) hereof) any such settlement is effected with the written consent of the Company); provided, however, that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement, or in any Blue Sky Application or in any Marketing Materials, in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company by you or by any Underwriter through you, expressly for use in the preparation thereof (as provided in Section 14 hereof); provided further that with respect to any Preliminary Prospectus the foregoing indemnity agreement shall not inure to the benefit of any Underwriter, or any person controlling such Underwriter, from whom the person asserting any loss, claim, damage, liability, action or expense purchased Shares, if copies of the Prospectus were timely delivered to the Underwriter (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) and the Prospectus was not sent or given by or on behalf of such Underwriter to such person, if requited by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability, action or expense.

(b) Each Selling Shareholder will indemnify and hold harmless each Underwriter for and against any losses, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or any amendment or supplement thereto, any Blue Sky Application or any Marketing Materials, (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus or any amendment or supplement thereto, any Blue Sky Application or any Marketing Materials a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and that is included as part of or referred to in any loss, damage or liabilities (or actions or claims in respect thereof) arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Selling Shareholders shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, damage or liabilities (or actions or claims in respect thereof) resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement, any Blue Sky Application or Marketing Materials, in reliance upon and in conformity with written information furnished to the Company or any Underwriter by such Selling Shareholder specifically for use in the preparation thereof, and will reimburse each Underwriter promptly upon demand for any legal or other expenses incurred by such Underwriter in connection with investigating, preparing, pursuing or defending against or appearing as a third party witness in connection with any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(d) hereof) any such settlement is effected with the written consent of such Selling Shareholder); provided, however, that the liability of each Selling Shareholder under this Section 7(c) shall be limited in an amount equal to the aggregate public offering price of the Shares sold by such Selling Shareholder hereunder.

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each Selling Shareholder for and against any losses, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement, in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company by you or by any Underwriter through you, expressly for use in the preparation thereof (as provided in Section 14 hereof), and will reimburse the Company or any such Selling Shareholder for any legal or other expenses incurred by the Company or any such Selling Shareholder, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(d) hereof) any such settlement is effected with the written consent of the Underwriters).

(d) Promptly after receipt by an indemnified party under Section 7(a), 7(b) or 7(c) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under Section 7(a), 7(b) or 7(c) hereof, notify each such indemnifying party in writing of the commencement thereof, but the failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under Section 7(a), 7(b) or 7(c) hereof. In case any such action shall be brought against any such indemnified party and it shall notify each indemnifying party of the commencement thereof, each such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 7(a), 7(b) or 7(c) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 7(a), 7(b) or 7(c) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne, and shall be paid as incurred, by the indemnifying party. If at any time such indemnified party shall have requested such indemnifying party under Section 7(a), 7(b) or 7(c) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a), 7(b) or 7(c) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of such request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No such indemnifying party shall (i) without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action, claim or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action, claim or proceeding) unless such settlement, compromise or judgment (A) includes an unconditional release of such indemnified party from all liability arising out of such action, claim or proceeding and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party or (ii) be liable for any settlement or any such action effected without its written consent, but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In no event shall such indemnifying parties be liable for the fees and expenses of more than one counsel, in addition to any local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(e) If the indemnification provided for in this Section 7 is unavailable to or insufficient to indemnify or hold harmless an indemnified party under Section 7(a), 7(b) or 7(c) hereof in respect of any losses, damages or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 7(a), 7(b) or 7(c) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(d) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, damages or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by, as applicable, the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault, as applicable, of the Company or the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7(e). The amount paid or payable by such an indemnified party as a result of the losses, damages or liabilities (or actions or claims in respect thereof) referred to above in this Section 7(e) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(e), no Underwriter shall be required to contribute any amount in excess of the total discounts and commissions received by such Underwriter with respect to the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The obligations of the Underwriters in this Section 7(e) to contribute are several in proportion to their respective underwriting obligations with respect to the Shares and not joint.

(f) The obligations of the Company and the Selling Shareholders under this Section 7 shall be in addition to any liability that the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls any Underwriter within the meaning of the 1933 Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company who signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the 1933 Act and to each person, if any, who controls the Selling Shareholders within the meaning of the 1933 Act.

(g) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof, including, without limitation, the provisions of this Section 7, and are fully informed regarding such provisions. They further acknowledge that the provisions of this Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement, any Preliminary Prospectus, the Prospectus, and any supplement or amendment thereof, as required by the 1933 Act.

8. Representations and Agreements to Survive Delivery. The respective representations, warranties, agreements and statements of the Company and the Selling Shareholders and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Company or any of its officers, directors or any controlling persons, or the Selling Shareholders, and shall survive delivery of and payment for the Shares hereunder.

9. Substitution of Underwriters. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Shareholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Shareholders shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any persons substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters made by you and the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of Shares which remains unpurchased does not exceed one-eleventh of the total Shares to be sold on the Closing Date, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the Shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, (i) after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters made by you and the Company and the Selling Shareholders as provided in subsection (a) above, the number of Shares which remains unpurchased exceeds one-eleventh of the total Shares to be sold on the Closing Date, or (ii) the Company and the Selling Shareholders shall not exercise the right described in subsection (b) above to require the non-defaulting Underwriters to purchase Shares of the defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Option Closing Date, the obligations of the Underwriters to purchase and of the Company and the Selling Shareholders to sell the Option Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company and the Selling Shareholders except for the expenses to be borne by the Company and the Underwriters as provided in Section 11 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. Effective Date and Termination. (a) This Agreement shall become effective at 1:00 p.m., New York time, on the first business day following the effective date of the Registration Statement, or at such earlier time after the effective date of the Registration Statement as you in your discretion shall first release the Shares for offering to the public; provided, however, that the provisions of Section 7 and 11 shall at all times be effective. For the purposes of this Section 10(a), the Shares shall be deemed to have been released to the public upon release by you of the publication of a newspaper advertisement relating to the Shares or upon release of telegrams, facsimile transmissions or letters offering the Shares for sale to securities dealers, whichever shall first occur.

(b) This Agreement may be terminated by you at any time before it becomes effective in accordance with Section 10(a) by notice to the Company and the Selling Shareholders; provided, however, that the provisions of this Section 10 and of Section 7 and Section 11 hereof shall at all times be effective. In the event of any termination of this Agreement pursuant to Section 9 or this Section 10(b) hereof, the Company and the Selling Shareholders shall not then be under any liability to any Underwriter except as provided in Section 7 or Section 11 hereof.

(c) This Agreement may be terminated by you at any time at or prior to the Closing Date by notice to the Company and the Selling Shareholders if any condition specified in Section 6 hereof shall not have been satisfied on or prior to the Closing Date. Any such termination shall be without liability of any party to any other party except as provided in Sections 7 and 11 hereof.

(d) This Agreement also may be terminated by you, by notice to the Company and the Selling Shareholders, as to any obligation of the Underwriters to purchase the Option Shares, if any condition specified in Section 6 hereof shall not have been satisfied at or prior to the Option Closing Date or as provided in Section 9 of this Agreement.

If you terminate this Agreement as provided in Sections 10(b), 10(c) or 10(d), you shall notify the Company and the Selling Shareholders by telephone or telegram, confirmed by letter.

11. Costs and Expenses. The Company, whether or not the transactions contemplated hereby are consummated or this Agreement is prevented from becoming effective under Section 10 hereof or is terminated, will bear and pay the costs and expenses incident to the registration of the Shares and public offering thereof, including, without limitation, (a) all expenses (including stock transfer taxes) incurred in connection with the delivery to the several Underwriters of the Shares, the filing fees of the SEC, the fees and expenses of the Company’s accountants and the fees and expenses of counsel for the Company and the Selling Shareholders, (b) the preparation, printing, filing, delivery and shipping of the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto (except as otherwise expressly provided in Section 5(d) hereof) and the printing, delivery and shipping of this Agreement and other underwriting documents, including the Agreement Among Underwriters, the Selected Dealer Agreement, Underwriters’ Questionnaires and Powers of Attorney and Blue Sky Memoranda, and any instruments or documents related to any of the foregoing, (c) the furnishing of copies of such documents (except as otherwise expressly provided in Section 5(d) hereof) to the Underwriters, (d) the registration or qualification of the Shares for offering and sale under the securities laws of the various states and other jurisdictions, including the fees and disbursements of counsel to the Underwriters relating to such registration or qualification and in connection with preparing any Blue Sky Memoranda or related analysis, (e) the filing fees of the NASD (if any), (f) all printing and engraving costs related to preparation of the certificates for the Shares, including transfer agent and registrar fees, (g) all fees and expenses relating to the authorization of the Shares for trading on The Nasdaq National Market, (h) the costs and expenses of the Company relating to any investor presentations any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (i) the fees and expenses of the Attorneys-in-Fact and the Custodian and (j) all of the other costs and expenses incident to the performance by the Company and the Selling Shareholders of the registration and offering of the Shares; provided, that each Selling Shareholder, whether or not the transactions contemplated hereby are consummated or this Agreement is prevented from becoming effective under Section 10 hereof or is terminated, will pay or cause to be paid all taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder; provided further, that the Underwriters will bear and pay the fees and expenses of the Underwriters’ counsel (except as provided in this Section 11), the Underwriters’ out-of-pocket expenses, and any advertising costs and expenses incurred by the Underwriters incident to the public offering of the Shares. Notwithstanding the foregoing, the provisions of this Section 11 shall not modify or alter any other agreement between the Company and any Selling Shareholder with respect to the allocation and payment of expenses.

If this Agreement is terminated by you in accordance with the provisions of Section 10(c), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of counsel to the Underwriters. Notwithstanding anything to the contrary in this Section 11, if this Agreement terminates in accordance with the provisions of Section 9(c)(i), the Company shall not be required to reimburse the Underwriters for their out-of-pocket expenses.

12. Default of Selling Shareholders. Failure or refusal by any of the Selling Shareholders to sell and deliver on the Closing Date the Shares agreed to be sold and delivered by such Selling Shareholder shall in no manner relieve the other Selling Shareholders or the Company of their respective obligations under this Agreement. If any Selling Shareholder should fail or refuse to sell and deliver his Shares, the remaining Selling Shareholders shall have the right hereby granted to increase, pro rata or otherwise, the number of Shares to be sold by them hereunder to the total number of Shares to be sold by all Selling Shareholders as set forth in Schedule I. If the remaining Selling Shareholders do not fully exercise the right to increase the number of Shares to be sold by them, the Underwriters, at your option, will have the right to elect to purchase or not to purchase the Shares to be sold by the Company and the remaining Selling Shareholders. In the event the Underwriters purchase the Shares of the Company and such other Selling Shareholders pursuant to this Section 12, the Closing Date shall be postponed for a period of not more than seven days in order that the Registration Statement and Prospectus or other documents may be amended or supplemented to the extent necessary under the provisions of the 1933 Act and the 1933 Act Rules and Regulations or under the securities laws of any jurisdiction. If the Underwriters determine not to purchase the Shares of the Company and the other Selling Shareholders, if any, this Agreement shall terminate and neither the Company nor the Underwriters nor any other Selling Shareholder shall be under any obligation under this Agreement except as provided in Section 7 hereof and except for the obligation of the Company to pay for such expenses as are set forth in Section 11 hereof. Nothing herein shall relieve a defaulting Selling Shareholder from liability for his default or from liability under Section 7 hereof or for expenses imposed by this Agreement upon such Selling Shareholder.

13. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Underwriters shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed c/o A.G. Edwards & Sons, Inc. at One North Jefferson Avenue, St. Louis, Missouri 63103, Attention: Director, Corporate Finance, facsimile number [(314)         -        ], with a copy to                             , Attention: General Counsel, facsimile number [(314)         -        ], or if sent to the Company shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to the Company at 750 Grant Avenue, Suite 100, Novato, California 94945, facsimile number (        )         -        , or if sent to any Selling Shareholder shall be mailed, delivered, sent by facsimile transmission or telegraphed and confirmed to such Selling Shareholder, c/o the Attorney-in-Fact at 750 Grant Avenue, Suite 100, Novato, California 94945, facsimile number (        )         -        . Notice to any Underwriter pursuant to Section 7 shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to such Underwriter’s address as it appears in the Underwriters’ Questionnaire furnished in connection with the offering of the Shares or as otherwise furnished to the Company and the Selling Shareholder.

14. Information Furnished by Underwriters. The statements set forth in (i) the third paragraph relating to concessions, (ii) the eleventh paragraph relating to stabilizing transactions and (iii) the first sentence of the thirteenth paragraph relating to passive market making transactions, in each case, found under the caption “Underwriting” in the Prospectus constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Section 4(a)(ii) and Section 7 hereof.

15. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Shareholders and, to the extent provided in Sections 7 and 8, the officers and directors of the Company and each person who controls the Company, any Selling Shareholder or any Underwriter and their respective heirs, executors, administrators and successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and, with respect to said Sections 7 and 8, said controlling persons and said officers and directors, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Shares from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

In all dealings hereunder, you shall act on behalf of each of the several Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Underwriters, made or given by you as the Representative, as if the same shall have been made or given in writing by the Underwriters; and in all dealings with any Selling Shareholders hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by any or all of the Attorneys-in-Fact for such Selling Shareholder.

16. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

17. Pronouns. Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

18. Time of Essence. Time shall be of the essence of this Agreement.

19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

20. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the choice of law or conflict of laws principles thereof.

If the foregoing is in accordance with your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, each of the Selling Shareholders and the Underwriters.

Hennessy Advisors, Inc.

By:
Title:

Selling Shareholders Named in Schedule I Hereto

By:
Attorney-in-Fact

Accepted in St. Louis, Missouri as of the date first above written, on behalf of ourselves and each of the several Underwriters named in Schedule II hereto.

A.G. EDWARDS & SONS, INC.
As Representative of the Several Underwriters named on Schedule II hereto

By:	A.G. EDWARDS & SONS, INC.

By:
Title:

SCHEDULE I

Selling Shareholders	Number of Firm Shares
The NEIL J. HENNESSY AND KATHLEEN P. HENNESSY 2005 TRUST	250,000
THE BRIAN A. HENNESSY AND SUSAN QUINN HENNESSY REVOCABLE TRUST	40,000
Teresa M. Nilsen and Mitchell C. Nilsen	13,750
Thomas L. Seavey	15,000
Daniel B. Steadman	16,000

Total	334,750

SCHEDULE II

Name	Number of Shares
A.G. Edwards & Sons, Inc.	[	]
Friedman, Billings, Ramsey & Co., Inc.	[	]
Janney Montgomery Scott LLC	[	]

Total	[1,584,750	]

SCHEDULE III

1.	License Agreement, dated as of April 10, 2000, between Edward J. Hennessy Incorporated and Netfolio, Inc.

2.	Management Agreement dated as of June 30, 2000, between Edward J. Hennessy Incorporated and The Hennessy Mutual Funds, Inc. (on behalf of the Cornerstone Growth Fund, Cornerstone Value Fund and Focus 30 Fund).

3.	Restated Investment Advisory Agreement dated as of February 28, 2002, between the registrant and The Hennessy Funds, Inc. (on behalf of the Total Return Fund).

4.	Restated Investment Advisory Agreement dated as of February 28, 2002, between the registrant and The Hennessy Funds, Inc. (on behalf of the Balanced Fund).

5.	Investment Advisory Agreement dated as of July 1, 2005, between the registrant and Hennessy Funds Trust (on behalf of the Cornerstone Growth Fund, Series II).

6.	Servicing Agreement dated as of October 1, 2002, between the registrant and The Hennessy Mutual Funds, Inc., as amended June 30, 2005.

7.	Servicing Agreement dated as of July 1, 2005, between the registrant and Hennessy Funds Trust.

8.	Employment Agreement dated as of May 2, 2001 between Hennessy Advisors, Inc. and Neil J. Hennessy.

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